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                                                                     Exhibit 4.2


                                                       SERIES 1 WARRANT NO. ____

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.

                                SERIES 1 WARRANT

                  To Purchase ______ Shares of Common Stock of

                                   ALTEON INC.

                  THIS IS TO CERTIFY THAT _____________________________________,
or registered assigns (the "Holder"), is entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from Alteon Inc. a Delaware corporation (the "Company"), the Warrant Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at a purchase price of $3.40 per share, all on and subject to the terms and conditions hereinafter set forth.

                  1. DEFINITIONS. As used in this Warrant, the following terms have the respective meanings set forth below:

                  "Additional Shares of Common Stock" means any shares of Common Stock issued by the Company after the Closing Date other than Warrant Stock.

                  "Appraised Value" means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity registered under the Exchange
Act) as of the last day of the most recent fiscal month ending prior to such date specified, based on the value of the Company, as determined by a nationally recognized investment banking firm selected by the Company's Board of Directors and having no prior relationship with the Company, divided by the number of Fully Diluted Outstanding shares of Common Stock.

                  "Business Day" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.
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                  "Change of Control" means the sale, conveyance, or other
disposition of all or substantially all of the property or business of the Company or the merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or effectuation of any transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of.

                  "Closing Date" means September 29, 2000.

                  "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                  "Common Stock" means (except where the context otherwise indicates) the Common Stock, $0.01 par value, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed or converted, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the Holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets on liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the Holders of Common Stock of the Company in the circumstances contemplated by Section 4.8.

                  "Convertible Securities" means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

                  "Current Market Price" means, in respect of any share of Common Stock on any date herein specified, if there shall not then be a public market for the Common Stock, the Appraised Value per share of Common Stock at such date, or if there shall then be a public market for the Common Stock, the average of the daily market prices for 20 consecutive Business Days commencing 30 days before such date. The daily market price for each such Business Day shall be (i) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, (ii) if no sales take place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., or (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business.

                  "Current Warrant Price" means, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this

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Warrant on such date. Until the Current Warrant Price is adjusted pursuant to the terms herein, the initial Current Warrant Price shall be $3.40 per share.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Exercise Period" means the period during which this Warrant is exercisable pursuant to Section 2.1.

                  "Expiration Date" means the seventh anniversary of the Closing Date, or such later date to which the Expiration Date has been extended pursuant to the terms hereof.

                  "Fully Diluted Outstanding" means, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of the Warrants and Convertible Securities that would be deemed outstanding in accordance with GAAP for purposes of determining book value or net income per share.

                  "GAAP" means generally accepted accounting principles in the United States of America as from time to time in effect.

                  "NASD" means the National Association of Securities Dealers, Inc., or any successor corporation thereto.

                  "Other Property" has the meaning set forth in Section 4.9.

                  "Outstanding" means, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

                  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Purchase Agreement" means the Common Stock and Warrant Purchase Agreement, dated the Closing Date, among the Company, the Holder of this Warrant (or such Holder's predecessor in interest with respect to this Warrant) and certain other Persons.

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                  "Restricted Common Stock" means shares of Common Stock which are, or which upon their issuance on the exercise of any Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 3.2.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Series 1 Warrant Stock" means the Warrant Stock.

                  "Terminating Transaction" means any transaction in which (i) the Company shall (A) reorganize its capital, reclassify its capital stock, or
(B) consolidate or merge with or into another corporation where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company, or (C) sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation, and (ii) pursuant to the terms of such reorganization, reclassification, merger, consolidation or sale, transfer or other disposition of assets, the holders of 90% or more of the Common Stock of the Company are to receive shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (all such property, the "Terminating Transaction Consideration").

                  "Transfer" means any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

                  "Warrants" means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

                  "Warrant Price" means an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1, multiplied by (ii) the Current Warrant Price.

                  "Warrant Stock" means the shares of Common Stock to be purchased upon the exercise hereof, subject to adjustment as provided herein.

                  Terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                  2. EXERCISE OF WARRANT.

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                  2.1. Manner of Exercise. From and after the issuance of this
Warrant, and until 5:00 P.M., New York time, on the Expiration Date (the "Exercise Period"), the Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Warrant Stock purchasable hereunder.

                  In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its principal office or at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Warrant Stock to be purchased, (ii) payment of the Warrant Price as provided herein, and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by the Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the notice and shall be registered in the name of the Holder or, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a Holder of record of such shares for all purposes, as of the date when the notice, together with the payment of the Warrant Price and this Warrant, is received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

                           Payment of the Warrant Price may be made at the
option of the Holder by: (i) certified or official bank check, or (ii) the cancellation of a portion of Warrant Stock otherwise acquirable under the Warrants then held by the Holder, which shall be valued and credited toward the total Warrant Price due the Company for the exercise of the Warrant based upon the Current Market Price of the Common Stock. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued and, upon payment of the Warrant Price, shall be fully paid and nonassessable and not subject to any preemptive rights. The Company shall pay all expenses in connection with, and all transfer, stamp or similar taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof.

                  2.2. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in


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respect of such final fraction in an amount equal to the Current Market Price per share of Common Stock on the date of exercise multiplied by such fraction.

                  2.3. Continued Validity. A Holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a Holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as the Holder under Sections 10 and 13 of this Warrant.

                  2.4. Restrictions on Exercise. (a) Notwithstanding anything to the contrary contained herein, in no event shall the Warrant be exercisable for an amount of Warrant Stock where such exercisability would result in the Holder's becoming the beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of Common Stock.

                           (b) Notwithstanding anything to the contrary
contained herein, if at any time that this Warrant is exercised, in whole or in part, the Registration Statement contemplated by the Purchase Agreement is not then effective, and the Warrant Stock in the hands of the Holder is not then exempt from the registration requirements of the Securities Act, then the Holder shall furnish to the Company the representations contemplated by Sections 2.2(d) and (e) of the Purchase Agreement (with respect to investment intent and accredited investor status).

                  3. TRANSFER, DIVISION AND COMBINATION.

                  3.1. Transfer. The Warrants and the Warrant Stock shall be freely transferable, subject to compliance with all applicable laws, including, but not limited to the Securities Act. Transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. Notwithstanding anything herein to the contrary, this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws. Following a transfer that complies with the requirements of this Section 3.1, the Warrant may be exercised by a new Holder for the purchase of shares of Common Stock regardless of whether the Company issued or registered a new Warrant on the books of the Company.

                  3.2. Restrictive Legend. Unless such stock has been registered, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant


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Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED."

                  3.3. Division and Combination; Expenses; Books. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with
Section 3.1 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 3. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

                  4. ADJUSTMENTS. The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Sections 5.1 and 5.2.

                  4.1. Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

                           (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

                           (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                           (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

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then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

                  4.2. Certain Other Distributions. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                           (a) cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company),

                           (b) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock), or

                           (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock),

                           then (i) the number of shares of Common Stock for
                  which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record and (B) the denominator of which shall be such Current Market Price per share of Common Stock minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Company and supported by an opinion from an investment banking firm of recognized national standing acceptable to the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par

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                  value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of
                  Section 4.1; provided, however, that if the Company believes that the rules of the American Stock Exchange or any other exchange or automated quotation system on which the Common Stock is then quoted require, then in lieu of the adjustment required by this Section 4.2 the Company may deliver to each Holder the amount of cash, evidences of indebtedness, securities or other property or warrants or other rights to which such Holder would have been entitled if it had exercised its Warrants immediately prior to the date such adjustment would otherwise be required to be made.

                  4.3. Issuance of Additional Shares of Common Stock.

                           (a) In the event the Company shall, at any time, from time to time, issue or sell any Additional Shares of Common Stock (including Treasury Shares) for a consideration per share less than the Current Warrant Price in effect for the Warrant immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Current Warrant Price for the Warrants shall be reduced to a price equal to the consideration per share paid for such Common Stock.

                           (b) The provisions this Section 4.3 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 4.1 or 4.2. No adjustment of the Current Warrant Price shall be made under this Section 4.3 upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to
         Section 4.4 or Section 4.5.

                  4.4. Issuance of Warrants or Other Rights. If at any time the Company shall take a record of the Holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Current Warrant Price in effect


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immediately prior to the time of such issue or sale, then the Current Warrant
Price shall be adjusted as provided in Section 4.3 on the basis that the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. No adjustments of the Current Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities.

                  4.5. Issuance of Convertible Securities. If at any time the Company shall take a record of the Holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Current Warrant Price in effect immediately prior to the time of such issue or sale, then the Current Warrant Price shall be adjusted as provided in Section 4.3 on the basis that the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No further adjustment of the Current Warrant Price shall be made under this Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.4. No further adjustments of the Current Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  4.6. Superseding Adjustment. If, at any time after any adjustment of the Current Warrant Price shall have been made pursuant to Section
4.4 or Section 4.5 as the result of any issuance of warrants, other rights or Convertible Securities, and (i) such warrants or other rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or other rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be shall not have been exercised, or (ii) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or other rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then for each outstanding Warrant such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation.

                           Upon the occurrence of an event set forth in this
Section 4.6 above, there shall be a recomputation made of the effect of such warrants, other rights or options or other Convertible Securities on the basis of: (i) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or other rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor,



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and (ii) treating any such warrants or other rights or any such other
Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or other rights or other Convertible Securities; whereupon a new adjustment of the Current Warrant Price shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

                  4.7. Other Provisions applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price provided for in this Section 4:

                           (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                           (b) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this
         Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                           (c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

                           (d) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled. In addition, no adjustment shall be required under Section 4.3 (a) or (b) hereof in the event the Company issues or sells Additional Shares in a transaction whose primary purpose is to establish a Strategic Alliance (as defined in paragraph
         (g) below).

                           (e) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Company to be issued to the

         Holder upon and to the extent that the event actually takes place, upon payment of the Current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Company and escrowed property returned.

                           (f) Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this
         Section 4, such determination may be challenged by the Holder, and any dispute shall be resolved by either (i) an investment banking or accounting firm of recognized national standing selected by the Holder and reasonably acceptable to the Company in a manner customary for such evaluations and no arbitration or similar hearings shall be conducted in connection therewith or (ii) any other method mutually agreed to by the parties hereto.

                           (g) Existing Obligations. Notwithstanding any contrary or inconsistent provision of Sections 4.3, 4.4 or 4.5, no adjustment shall be made on account of the issuance of Additional Shares of Common Stock pursuant to (i) options or other rights to acquire Common Stock or Convertible Securities pursuant to the Company's existing stock option plans, employee benefit plans, employment contracts or other similar benefit or incentive programs or agreements in effect on the date hereof or approved after the date hereof by the stockholders of the Company, where the primary purpose of such plan, contract or program or agreement is not to raise capital for the Company, (ii) any other outstanding options, warrants, Convertible Securities or other rights to the issuance of Additional Shares of Common Stock which are outstanding on the First Tranche Closing Date or are issued after the First Tranche Closing Date upon Convertible Securities that were outstanding on the First Tranche Closing Date, or
         (iii) a Strategic Alliance. As used herein "Strategic Alliance" means a transaction in which (i) the acquirer of the Company's capital stock has a business relationship with the Company which is (A) material to the Company independent of such acquirer's acquisition of the Company's capital stock, and (B) arises out of the transaction in which the acquirer acquired the Company's capital stock.

                  4.8. Terminating Transaction (Reorganization,
Reclassification, Merger, Consolidation or Disposition of Assets); Redemption.

                  (a) If the Company agrees to a Terminating Transaction, then the Holder of this Warrant shall have the right thereafter to receive, upon exercise of this Warrant, the Terminating Transaction Consideration that would have been receivable as a result of such Terminating Transaction if the Warrant Stock acquirable hereunder had been outstanding prior to the record date of the Terminating Transaction. The successor or acquiring corporation (if other than the Company) in the Terminating Transaction shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company, and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4; provided, however, that if the successor or acquiring corporation fails or refuses to expressly assume the obligations as set forth in the preceding sentence, the Company shall redeem the Warrants as provided in paragraph (b) below. For purposes of this Section 4.8, common stock of the successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall similarly apply to successive Terminating Transactions.

                  (b) This Warrant shall be redeemed by the Company if and only if the Company agrees to and thereafter carries out a Terminating Transaction in which the surviving or acquiring corporation does not expressly assume the obligations with respect to the Warrants as provided in paragraph (a) above. To effect such redemption, the Company shall:

                           (i) give to each Holder notice of its intent to redeem this Warrant (the "Redemption Notice") not less than thirty (30) days prior to the closing of the Terminating Transaction; and

                           (ii) redeem all the Warrants in the series of which this Warrant is a part, in accordance with the Redemption Notice and the provisions of this paragraph (b) for the full consideration specified in paragraph (c) below immediately prior to or simultaneously with the closing of the Terminating Transaction.

                  (c) The redemption price for all the Warrants (the "Redemption Price") shall equal the Intrinsic Value plus the Time Value, each as defined below.

                           (i) The Intrinsic Value equals (A) the total number of shares of Warrant Stock, multiplied by (B) the Fair Market Value of consideration that would be receivable by the holders of the Warrant Stock if it were outstanding as of the closing time of the Terminating Transaction, reduced by (C) the aggregate Warrant Price for all of the Warrant

         Stock. For purposes hereof, "Fair Market Value" means the value assigned to or utilized in the agreement by which the Company has agreed to a Terminating Transaction.

                           (ii) The Time Value equals (A) the aggregate Warrant Price for all of the Warrant Stock, multiplied by (B) the applicable Time Value Percentage specified in subparagraph (iii) below.

                           (iii)    The Time Value Percentage shall be:

                                    10% if the Redemption Notice is given
                                            less than 366 days prior to the
                                            Expiration Date;

                                    15% if the Redemption Notice is given
                                            less than 731 days and more than 365
                                            days prior to the Expiration Date;

                                    20% if the Redemption Notice is given
                                            less than 1096 days and more than
                                            730 days prior to the Expiration
                                            Date;

                                    25% if the Redemption Notice is given
                                            more than 1095 days prior to the
                                            Expiration Date.

                  (d) In the period commencing with the giving of the Redemption Notice and ending with the closing of the Terminating Transaction, the Holder of this Warrant shall continue without interruption to have the right to exercise this Warrant on the same basis as if no Redemption Notice had been given, including without limitation by paying the exercise price in cash or by cashless exercise as provided in this Warrant.

                  4.9. Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 4.2(a) or any other action described in this Section 4, then, unless such action will not have a materially adverse effect upon the rights of the Holder, the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

                  4.10 Certain Other Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

                  5. NOTICES TO WARRANT HOLDERS.

                  5.1. Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of this Warrant, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the

Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in
Section 4.2 or 4.8), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section
4.9 or 4.10) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder in accordance with Section 16.2. The Company shall keep at its principal office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of this Warrant designated by the Holder.

                  5.2. Notice of Corporate Action. If at any time:

                           (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                           (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

                           (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give to the Holder (i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common

         Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 16.2.

                  5.3. Notice to Stockholders. The Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.

                  6. NO IMPAIRMENT. The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and
(c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

                  7. RESERVATION AND AUTHORIZATION OF COMMON STOCK: REGISTRATION WITH APPROVAL OF ANY GOVERNMENTAL AUTHORITY. Except as provided in the Purchase Agreement, from and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights. Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Current Warrant Price. Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued (other than as a result of a prior or contemplated distribution by the Holder of this Warrant), the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

                  8. TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

                  9. REGISTRATION RIGHTS. The Warrant Stock shall be registered in accordance with the terms and conditions contained in that certain Registration Rights Agreement dated as of the Closing Date between the Holder and the Company.

                  10. SUPPLYING INFORMATION. Upon the occurrence of an Event as defined in the Registration Rights Agreement, the Company shall cooperate with the Holder in supplying such information as may be reasonably necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

                  11. LOSS OR MUTILATION. Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the original Holder shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, however, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

                  12. OFFICE OF THE COMPANY. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

                  13. FINANCIAL AND BUSINESS INFORMATION. The Company will file on or before the required date all regular or periodic reports (pursuant to the Exchange Act) with the Commission and the securities exchanges on which shares of Common Stock are listed.

                  14. LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  15. MISCELLANEOUS.

                  15.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                  15.2. Notice Generally. All notices, requests, demands or other communications provided for herein shall be in writing and shall be deemed to have been given three days after being sent by registered or certified mail, return receipt requested, or when personally delivered, or successfully sent by facsimile transmission as evidenced by a fax machine confirmation report there of, addressed, as the case may be, to the Holder at the address set forth on the cover page hereof, with a copy to Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019, Attention: Robert L. Lawrence, Esq., Facsimile No. (212) 245-3009; or to the Company, Inc. at Alteon Inc., 170 Williams Drive, Ramsey, New Jersey 07446, Attention: Kenneth I. Moch, President and Chief Executive Officer, Facsimile No. 201-934-8880; with a copy to Smith, Stratton, Wise, Heher & Brennan, 600 College Road East, Princeton, New Jersey 08540, Attention: Richard J. Pinto, Esq., Facsimile No. 609-987-6651, or to such other person or address as either party shall designate to the other from time to time in writing forwarded in like manner.

                  15.3 Indemnification.

                  (a) Generally. (i) The Company agrees to indemnify and hold harmless each Holder (which term, for purposes of this Section 15.3, includes each Holder and its respective directors, partners, members, managers, officers and employees), from and against (A) any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Holder in any manner relating to or arising out of any breach or default of any representation, warranty, covenant or other obligation of the Company under this Agreement, the Registration Rights Agreement or the Purchase Agreement, or (B) any claim asserted against a Holder in such Holder's capacity as a holder of the Shares or Warrants by a third party (other than another Holder) resulting from or arising out of any acts or omissions by the Company; and the Company will reimburse the Holder for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have arisen out of or to have been based upon (A) the Holder's gross negligence, bad faith or willful misconduct in its capacity as a holder of the Shares or Warrants, or (B) any untrue statements or omissions made by the Holder to the Company in writing for inclusion in the registration statement of the Company.

                           (ii) Each Holder, severally and not jointly, agrees
to indemnify and hold harmless the Company from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Company in any manner relating to or arising out of any breach or default of any representation, warranty, covenant or other obligation of such Holder under this Agreement and the Registration Rights Agreement; and each Holder, severally and not jointly, will reimburse the Company for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no Holder shall be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have arisen out of or to have been based upon (i) the Company's gross negligence, bad faith or willful misconduct, or
(ii) any untrue statements or omissions made by the Company in the registration statement of the Company.

                  (b) Registration. (i) Upon the filing of the Registration Statement, the Company agrees to indemnify and hold harmless the Holder, each underwriter, broker or dealer, if any, and their respective directors, officers and employees, and each other Person, if any, who controls the Holder (or an assignee thereof), within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which the Holder or such underwriter, broker or dealer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation under the Securities Act applicable to the Company or relating to any action or inaction required by the Company in connection with any such registration and will reimburse the Holder, each such underwriter, broker or dealer and controlling Person, and their respective directors, officers or employees, for any legal or other expenses reasonably incurred by any such Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability are found in a final non appealable judgment by a court to have arisen out of or to have been based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Holder or such underwriter, broker, dealer or controlling Person for use in the preparation thereof.

                           (ii) Upon the filing of the Registration Statement,
each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company from and against any and all losses, claims, damages or liabilities (or actions in respect thereof) to which the Company may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact which was provided by such Holder to the Company and is contained in any registration statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereto, or (B) the omission or alleged omission to state in any registration statement a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any violation by such Holder of any rule or regulation under the Securities Act applicable to the Holder or relating to any action or inaction required by the Holder in connection with any such registration, and such Holder will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Holder will not be liable in any such case to the extent that any such loss, claim, damage or liability is found in a final non-appealable judgment by a court not to have arisen out of or not to have been based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Holder.

                  (c) Procedure. (i) Any party entitled to indemnification under this Section 15.3 (an "Indemnified Party") will give written notice to the party which is required to indemnify it (the "Indemnifying Party") of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 15.3 except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice.

                           (ii) In case any action, proceeding or claim is
brought against an Indemnified Party in respect of which indemnification is sought hereunder, the Indemnifying Party shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interest between it and the Indemnifying Party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the Indemnifying Party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim.

                           (iii) In any event, unless and until the Indemnifying
Party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the Indemnifying Party in connection with any negotiation or defense of any such action or claim by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably available to the Indemnified Party which relates to such action or claim. The Indemnifying Party shall keep the Indemnified Party fully apprized at all times as to the status of the defense or any settlement negotiations with respect thereto.

                           (iv) If the Indemnifying Party elects to defend any
such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. Provided that the Indemnifying Party has timely assumed the defense of any action, claim or proceeding, the Indemnifying Party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.

                           (v) Notwithstanding anything in this Section 15.3 to
the contrary, the Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnification required by this Section 15.3 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the Indemnified Party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (A) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and (B) any liabilities the indemnifying party may be subject to pursuant to the law.

                  (d) Contribution. If the indemnification provided for in this
Section 15.3 is unavailable to the Indemnified Party, in respect of any losses, claims, damages or liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnifying Party as a result of such losses, claims, damages or liabilities (A) as between the Indemnifying Party and the Indemnified Parties in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying and Indemnified Parties from the offering of the Shares, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnifying and Indemnified Parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (B) as between the Indemnifying and Indemnified Parties in such proportion as is appropriate to reflect the relative fault of such parties in connection with such statements or omissions, as well as any other relevant equitable considerations.

                  (e) Survival of Indemnification. The indemnity and contribution agreements contained in this Section 15.3 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified or Indemnifying Party or the consummation of the sale or successive resales of the Shares or the Warrants.

                  15.4. Successors and Assigns. Subject to compliance with the provisions of Section 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

                  15.5. Amendment. This Warrant may be modified or amended or the provisions of this Warrant waived with the written consent of the Company and the Holder.

                  15.6. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be modified to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

                  15.7. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant

                  15.8. Governing Law. This Warrant and the transactions contemplated hereby shall be deemed to be consummated in the State of New York and shall be governed by and interpreted in accordance with the local laws thereof without regard to the provisions thereof relating to conflict of laws. The Company and each Holder hereby irrevocably consents to the exclusive jurisdiction of the State and Federal courts located in New York City, New York, in connection with any action or proceeding arising out of or relating to this Warrant. In any such litigation the Company and each Holder waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed at its address set forth in Section 15.2. Within 30 days after such mailing, the party so served shall appear or answer to such summons, complaint or other process. Should the party so served fail to appear or answer within said 30-day period, such party shall be deemed in default and judgment may be entered against such party for the amount as demanded in any summons, complaint or other process so served.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, Alteon Inc. has caused this Warrant to be executed by its duly authorized officer and attested by its Secretary.

                                                                       ALTEON INC.

Dated: ___________________, 2000                                       By: /S/ Kenneth I. Moch
                                                                          ----------------------------------------
                                                                          Kenneth I. Moch, President and Chief
                                                                                Executive Officer

Attest:


By: /S/ Elizabeth O'Dell
   -------------------------------
   Name:   Elizabeth O'Dell
   Title:  Secretary

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

The undersigned registered owner of this Warrant exercises this Warrant for the purchase of shares of Common Stock of, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other-property issuable upon such exercise) be issued in the
name of and delivered to and whose address is           . [And, if such shares
of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.]

                           (Name of Registered Owner)


                           (Signature of Registered Owner)


                           (Street Address)


                           (State) (Zip Code)


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of common Stock set forth below:

Name and Address of Assignee

No. of Shares of Common Stock

and does hereby irrevocably constitute and appoint _______________ attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

Dated: _______________________________________________


Print Name: __________________________________________


Signature: ___________________________________________


Witness: _____________________________________________


NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.